EXHIBIT 21.1

LIST OF SUBSIDIARIES
Western Midstream Partners, LP
Western Midstream Operating, LP
As of December 31, 2025

Subsidiaries of Western Midstream Partners, LP

Western Midstream Operating GP, LLC, a Delaware limited liability company
Western Midstream Services, LLC, a Delaware limited liability company
Western Midstream Services Holding, LLC, a Delaware limited liability company
Western Midstream Operating, LP, a Delaware limited partnership

Subsidiaries of Western Midstream Operating, LP

829 Martin County Pipeline, LLC, a Texas limited liability company
Aris Water Solutions, Inc., a Delaware corporation
Arrakis Holdings, Inc., a Delaware corporation
Chipeta Processing LLC, a Delaware limited liability company
Clean H2O Technologies, LLC, a Delaware limited liability company
DBM Crude Services LLC, a Delaware limited liability company
DBM Oil Services LLC, a Delaware limited liability company
DBM Pipeline LLC, a Delaware limited liability company
Delaware Basin Midstream LLC, a Delaware limited liability company
GNB NGL Pipeline LLC, a Delaware limited liability company
MIGC LLC, a Delaware limited liability company
Mountain Gas Resources LLC, a Delaware limited liability company
Mountain Gas Transportation LLC, a Delaware limited liability company
Overland Trail Transmission LLC, a Delaware limited liability company
Ranch Westex JV LLC, a Delaware limited liability company
Solaris Midstream DB-NM, LLC, a Delaware limited liability company
Solaris Midstream DB-TX, LLC, a Delaware limited liability company
Solaris Midstream MB, LLC, a Delaware limited liability company
Solaris Services Holdings, LLC, a Delaware limited liability company
Solaris Water Midstream Services, LLC, a Delaware limited liability company
Solaris Water Midstream, LLC, a Delaware limited liability company
Springfield Pipeline LLC, a Texas limited liability company
Thunder Creek Gas Services LLC, a Wyoming limited liability company
Thunder Creek Midstream Services LLC, a Delaware limited liability company
Thunder Creek NGL Pipeline LLC, a Delaware limited liability company
WES Brasada Processing LLC, a Delaware limited liability company
WES Chalk Buttes LLC, a Delaware limited liability company
WES DJ Gas Processing LLC, a Delaware limited liability company
WES DJ Gathering LLC, a Colorado limited liability company
WES DJ Oil Pipeline LLC, a Delaware limited liability company
WES EF78 LLC, a Delaware limited liability company
WES Front Range Pipeline LLC, a Delaware limited liability company
WES Haley Gathering Company LLC, a Delaware limited liability company
WES JV Holdco LLC, a Delaware limited liability company
WES Maverick Holdings LLC, a Delaware limited liability company
WES Mi Vida LLC, a Delaware limited liability company
WES Operating Holdco LLC, a Delaware limited liability company
WES Panola Pipeline LLC, a Delaware limited liability company
WES Pecos Midstream LLC, a Delaware limited liability company
WES Powder River Holdings LLC, a Delaware limited liability company
WES Red Bluff Express Pipeline LLC, a Delaware limited liability company

WES Saddlehorn Pipeline LLC, a Delaware limited liability company
WES Texas Express Gathering LLC, a Delaware limited liability company
WES Texas Express Pipeline LLC, a Delaware limited liability company
WES Water Holdings LLC, a Delaware limited liability company
WES Wattenberg Oil Complex LLC, a Delaware limited liability company
WES White Cliffs Pipeline LLC, a Delaware limited liability company
WES Whitethorn Pipeline LLC, a Delaware limited liability company
Western Midstream Marketing LLC, a Delaware limited liability company